UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2025

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Equity Purchase Agreement

On November 4, 2025, Beyond Air, Inc., (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”) for the purchase of up to $20 million of the Company’s shares of common stock. In connection with the Purchase Agreement, the Company and Streeterville entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) covering the resale of the shares by November 24, 2025.

Pursuant to the Purchase Agreement, upon effectiveness of the Registration Statement and so long as there is no balance outstanding on the Note (as defined below), the Company shall have the right, but not the obligation, to direct Streeterville, by its delivery to Streeterville of a put notice from time to time during a period of up to two years, to purchase shares of common stock (i) in a minimum amount not less than $25,000, and (ii) in a maximum amount up to the median daily trading volume of the common stock during the five trading days immediately preceding delivery of the put notice, or such other greater amount mutually agreed upon by the parties; provided, however, that the number of put shares shall not exceed the beneficial ownership limitation, which shall be 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to a put notice (the “Beneficial Ownership Limitation”). The purchase price for each put shall be 96% of the lowest daily volume weighted average price of the common stock during the four consecutive trading day period commencing on the trading day immediately following delivery of a put notice. On any trading day during which the Registration Statement remains effective and the Note remains outstanding and (i) any trading price of the common stock is at least 5% greater than the current Nasdaq minimum price as defined under Nasdaq Rule 5635(d) (the “Nasdaq Minimum Price”) or (ii) the total dollar trading volume has reached $750,000.00, Streeterville may elect to purchase shares of common stock up to the Beneficial Ownership Limitation at a purchase price equal to 85% of the Nasdaq Minimum Price, subject to a floor of $0.39 per share. The aggregate purchase price for these shares shall be offset by an equal amount outstanding under the Note. In no event shall the Company effect any issuances under the Purchase Agreement in violation of Nasdaq’s 19.99% limitation unless the Company’s stockholders have approved the issuance of common shares in excess of the 19.99% limitation in accordance Nasdaq Rule 5635(d) or the applicable Purchase Price equals or exceeds the Nasdaq Minimum Price on the effective date of the Purchase Agreement.

The foregoing descriptions of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the agreements, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Amended and Restated Loan and Security Agreement; Waiver

As previously disclosed, on November 1, 2024, the Company entered into a loan and security agreement (the “Original Loan and Security Agreement”) with certain lenders including its Chief Executive Officer Steven Lisi and director Robert Carey (collectively, the “Lender”), that provided for a $11,500,000 loan and the issuance of warrants to purchase up to an aggregate of 757,975 shares of common stock to Mr. Lisi and Mr. Carey (the “2024 Warrants”). On November 3, 2025, the Company and the Lender amended and restated the Original Loan and Security Agreement (as amended, the “Amended and Restated Loan and Security Agreement”) to provide for an additional $2,000,000 term loan to the Company and the issuance of new five-year warrants to Mr. Carey to purchase up to 512,821 shares of common stock at an exercise price of $1.95 per share (the “Supplemental Warrants”).

Concurrently, the parties entered into a Waiver Agreement (the “Waiver”), pursuant to which the Lender consented to the Company’s issuance of the Note in exchange for reducing the exercise price of the 2024 Warrants to $1.95 per share.

The foregoing descriptions of the Amended and Restated Loan and Security Agreement, Supplemental Warrants and the Waiver do not purport to be complete and are qualified in their entirety by the full text of the Amended and Restated Loan and Security Agreement, the Form of Supplemental Warrant and the Waiver, which are filed as Exhibit 10.3, 4.1 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Also on November 4, 2025, the Company entered into and closed on a note purchase agreement (the “Note Purchase Agreement”) with Streeterville, which provided for the issuance of a secured promissory note in the principal amount of $12,050,000 (the “Note”). The Company agreed to pay $50,000 to Streeterville to cover Streeterville’s transaction costs, resulting in the Company receiving net proceeds of $12,000,000.

The principal amount of the Note is due 24 months following the date of issuance. Interest will accrue at the rate of 15% per annum, with no interest accruing for the first 12 months following issuance; provided however, that Streeterville is guaranteed 12 months of interest, or $1,800,000 even if the note is redeemed or prepaid prior to the maturity date. If the Note is outstanding within 90 days of issuance, a one-time monitoring fee will be added to the outstanding balance of the note in the amount of the outstanding balance divided by 0.85 less the outstanding balance. The monitoring fee will be credited back to the Company on a pro-rata basis if the Company makes a cash payment and either (i) the 200-day median trading volume is less than $1,000,000 or (ii) the market capitalization of the Company is below $50,000,000. Streeterville shall have the right to redeem the Note commencing on the 12-month anniversary of the issuance date, or six months from the issuance date if either (i) the Registration Statement has not been declared effective or (ii) the Company is unable for any reason to issue common stock under the Purchase Agreement. The Company may prepay the note in part or in full at any time without penalty. While the Note is outstanding, the Company may not issue new debt or, subject to certain exceptions, enter into variable rate transactions.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Note by 9% for each occurrence of any Major Trigger Event and 4% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events. Subject to certain exceptions described below, if the Company fails to cure a Trigger Event within five trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note). Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Note, with the outstanding balance of the Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash, and (ii) cause interest on the outstanding balance of the Exchange Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Notwithstanding the foregoing, upon the occurrence of certain Trigger Events related to bankruptcy or insolvency, immediately and without notice, an Event of Default will be deemed to have occurred and the outstanding balance of the Exchange Note as of the date of the occurrence of such Bankruptcy-Related Trigger Event will become immediately and automatically due and payable in cash at the Mandatory Default Amount.

$6,000,000 of the net proceeds from the Note were wired to the Company and $6,000,000 were sent to a deposit account owned and controlled by the Company’s new wholly-owned subsidiary XAIR Holdings, LLC (“Xair Holdings”). The Note is secured by a deposit account control agreement (the “DACA”) with an initial cash collateral requirement of $6,000,000, which requirement will be reduced by $0.50 for every $1.00 of principal repaid on the outstanding balance for the first $3,000,000 million repaid, and further reduced by $0.75 for every $1.00 repaid thereafter. Once the balance of the cash collateral account is $1,000,000 or less, the collateral requirement shall terminate and the Company may withdraw the remaining funds at its discretion. In addition to the DACA, the Note is secured by (i) a guaranty from XAIR Holdings, LLC (the “XAIR Holdings Guaranty”), (ii) a guaranty from certain foreign subsidiaries (the “Foreign Subsidiary Guaranty”), and (iii) various security agreements and intellectual property pledges as detailed in Exhibits 10.6 through 10.12.

The foregoing descriptions of the terms and conditions of the Note Purchase Agreement, the Note, the XAIR Holdings Guaranty, the Foreign Subsidiary Guaranty and the related transaction documents are qualified in their entirety by the full text of such documents, which are filed as Exhibits 10.5, 4.2, 10.6, 10.7, 10.8 10.9, 10.10, 10.11 and 10.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference. The shares of common stock issuable under the Purchase Agreement and the Supplemental Warrants (and the shares of common stock underlying the Supplemental Warrants) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Repricing of Options.

On November 4, 2025, the Board approved a one-time stock option repricing of 726,618 options (“Option Repricing”), effective November 4, 2025. The repricing was undertaken in accordance with, and as permitted by, the Company’s Amended 2013 Plan. Pursuant to the Option Repricing, all options granted pursuant to the Amended 2013 Plan that are held by Company Board members, officers, and employees expected to continue providing services to the Company were repriced, to the extent such options had an exercise price in excess of $1.95, the closing price per share of the Common Stock as reported on The Nasdaq Stock Market on November 3, 2025. All such options were repriced such that the exercise price per share was reduced to $1.95.

The following options held by the Company’s named executive officers and non-employee directors were included in the Option Repricing:

Name and Position	Number of Option Shares	Exercise Price Range of Original Options
Steven Lisi, Chief Executive Officer and Chairman of the Board	195,000	$5.892 - $10.80
Robert Carey, Director	21,802	$5.892 - $10.80
Erick Lucera, Director	14,252	$5.892 - $10.80
Yoori Lee, Director	14,004	$5.892 - $10.80
Bill Forbes, Director	13,652	$5.892 - $10.80
Douglas Larson, Chief Financial Officer	43,250	$5.892 - $10.80
Mike Gaul, Chief Operating Officer	53,250	$5.892 - $10.80
Robert Goodman, Director	3,750	$2.45

The Board approved the Option Repricing following consideration of the Company’s retention policies, the competitive market for key talent, the alignment of employee and stockholder interests, and the overall effectiveness of the Company’s equity incentive program.

Item 8.01. Other Events.

On November 5, 2025, the Company issued a press release announcing that it has entered into financing agreements with Streeterville, providing up to $32 million in total potential proceeds. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Supplemental Warrant
4.2	Secured Promissory Note
10.1	Equity Purchase Agreement
10.2	Registration Rights Agreement
10.3	Amended and Restated Loan Agreement
10.4	Waiver
10.5	Note Purchase Agreement
10.6	XAIR Holdings Guaranty
10.7	Foreign Subsidiary Guaranty
10.8	Company Security Agreement
10.9	Company IP Security Agreement
10.10	BA Israel Security Agreement
10.11	BA Israel IP Security Agreement
10.12	Pledge Agreement
99.1	Press Release of Beyond Air, Inc., dated as of November 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date:	November 5, 2025	By:	/s/ Steven A. Lisi
		Name:	Steven A. Lisi
		Title	Chief Executive Officer